                                                                   EXHIBIT 10.12

                    PROMISSORY NOTE SECURED BY DEED OF TRUST


$18,000,000.00                                           Los Angeles, California
                                                               December __, 2000

FOR VALUE RECEIVED, the undersigned COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), at the Disbursement and Operations Center in El Segundo, California, or at such other place as may be designated in writing by Lender, the principal sum of EIGHTEEN MILLION AND NO/100THS DOLLARS ($18,000,000.00) or so much thereof as may from time to time be owing hereunder by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates calculated in accordance with the terms and provisions of the Rate Agreement attached hereto as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

Interest accrued on this note ("Note") shall be due and payable on the first day of each month commencing with the first month after the date of this Note.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on June 1, 2002 ("Maturity Date").

This Note is secured by, among other things, that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated as of December __, 2000, executed by Borrower, as trustor, to a trustee for the benefit of Lender.

If any interest payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment.

If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) a Default (as defined in the Deed of Trust) occurs under the Deed of Trust or under any obligation secured thereby; or (c) the property which is subject to the Deed of Trust, or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, encumbered or leased, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted by Lender in writing; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Deed of Trust, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Except as otherwise provided in any agreement executed in connection with this Note, Borrower waives:

presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

Exhibits A and B are attached hereto and incorporated herein by reference.


                                       "BORROWER"

                                       COMMUNICATIONS & POWER INDUSTRIES HOLDING
                                       CORPORATION, a Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Its:
                                            ------------------------------------

                                 RATE AGREEMENT


Exhibit A to Promissory Note Secured by Deed of Trust ("Note"), dated December __, 2000, made by COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.


                                 R E C I T A L S

Borrower has requested and Lender has agreed to provide a fixed rate option as a basis for calculating the effective rate of interest on amounts owing under this Note. Borrower acknowledges the following: (i) it understands the process of exercising the fixed rate option as provided herein; (ii) amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) absent the terms and conditions hereof, it would be extremely difficult to calculate Lender's additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the Fixed Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1. RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein are defined and described as follows:

                "Administration Fee" shall be FIVE HUNDRED AND NO/100THS DOLLARS ($500.00).

                "Alternate Rate" is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

                "Applicable LIBO Rate" is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%), equal to the sum of: (a) three and twenty-five one hundredths percent (3.25%) plus (b) the LIBO Rate, which rate is divided by one (1.00) minus the Reserve Percentage:

                Applicable LIBO Rate = 3.25% +             LIBO Rate
                                                --------------------------------
                                                    (1 - Reserve Percentage)

                "Business Day(s)" means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions.

                "Fixed Rate" is the Applicable LIBO Rate as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.

                "Fixed Rate Commencement Date" means the date upon which the Fixed Rate Period commences.

                "Fixed Rate Notice" is a written notice in the form shown on Exhibit B attached to this Note which confirms the Fixed Rate for a particular Fixed Rate Period, the Fixed Rate Portion and the Administration Fee.

                "Fixed Rate Period" is the period or periods of (a) one (1) month, two (2) months, three (3) months, six (6) months, nine
                (9) months or twelve (12) months; or (b) any other period of at least one (1) month which ends at the Maturity Date, which periods are selected by Borrower and confirmed in the Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date.

                "Fixed Rate Portion" is the portion or portions of the principal balance of this Note which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to the unpaid principal balance of this Note not subject to a Fixed Rate; or
                (b) if less than the principal balance of this Note not subject to a Fixed Rate, is not less than ONE MILLION AND NO/100THS DOLLARS ($1,000,000) and is an even multiple of ONE MILLION AND NO/100THS DOLLARS ($1,000,000). In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Fixed Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the Fixed Rate Period selected.

                "LIBO Rate" is the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. California time, for a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.

                "Loan Agreement" is that certain Loan Agreement dated as of December __, 2000, between Borrower and Lender.

                "Loan Documents" are the documents defined as such in the Loan Agreement.

                "Prime Rate" is a base rate of interest which Lender establishes from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in an Effective Rate due to a change in the Prime Rate shall become effective on the day each such change is announced within Lender.

                "Regulatory Costs" are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

                "Reserve Percentage" is at any time the percentage announced within Lender as the reserve percentage under Regulation D for loans and obligations making reference to an Applicable LIBO Rate for a Fixed Rate Period or time remaining in a Fixed Rate Period on a Price Adjustment Date, as appropriate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

                "Taxes" are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

                "Variable Rate" is the Prime Rate.


2. EFFECTIVE RATE. The "Effective Rate" upon which interest shall be calculated for this Note shall be one or more of the following:

        2.1 Provided no Default, breach, or failure of condition exists under the Loan Agreement or any of the Loan Documents described therein (this Note is one of the Loan Documents):

                (a) for those portions of the principal balance of this Note which are not Fixed Rate Portions, the Effective Rate shall be the Variable Rate; and

                (b) for those portions of the principal balance of this Note which are Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate selected by Borrower and set in accordance with the provisions hereof, provided, however, if any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower should be or become prohibited or unavailable to Lender, or, if in Lender's good faith judgment, it is not possible or practical for Lender to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower, the Effective Rate for such Fixed Rate Portion shall remain at or revert to the Variable Rate.

        2.2 During such time as a Default, breach or failure of condition exists under the Loan Agreement or any of the Loan Documents; or from and after the date on which all sums owing under this Note become due and payable by acceleration or otherwise; or from and after the date on which the property encumbered by the Deed of Trust or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Lender's prior written consent (whether or not the sums owing under this Note become due and payable by acceleration); or from and after the Maturity Date, then at the option of Lender, the interest rate applicable to the then outstanding principal balance of this Note shall be the Alternate Rate.

3. SELECTION OF FIXED RATE. Provided no Default, breach or failure of condition exists under the Loan Documents, or would exist with passage of time or notice or both, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions:

        3.1 Borrower shall give to the Disbursement and Operations Center, 2120 East Park Place, Suite 100, El Segundo, California, 90245, or such other addresses as Lender shall designate, an original or facsimile Fixed Rate Notice no later than 9:00 A.M. (California time), and not less than three (3) nor more than five (5) Business Days prior to the proposed Fixed Rate Period for each Fixed Rate Portion. Any Fixed Rate Notice pursuant to this Section 3 is irrevocable.

                Lender is authorized to rely upon the telephonic request and acceptance of Joey Cory as Borrower's duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower's telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

        3.2 Borrower may elect (A) to convert Variable Rate advances to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall, in the aggregate, be not less than $1,000,000 and is an even multiple of $1,000,000. The conversion of a matured Fixed Rate Portion back to a Variable Rate or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each Fixed Rate Notice shall specify (1) the amount of the Fixed Rate Portion, (2) the Fixed Rate Period, and
                (3) the Fixed Rate Commencement Date.

        3.3 Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate Portion advance under Sections 3.1 and
                3.2 above, Lender shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion two (2) Business Days prior to the beginning of such Fixed Rate Period. Each determination by Lender of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Lender will give Borrower (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice; provided, however, that failure to give such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower shall not affect the validity of such rate.

        3.4 If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with Section 3.2 above, such Fixed Rate Portion shall be automatically converted back to a Variable Rate upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

4. ADMINISTRATION FEE. Upon Borrower's acceptance of a Fixed Rate, Borrower shall pay to Lender an administration fee of Five Hundred Dollars ($500.00) for each Fixed Rate Portion subject to such Fixed Rate.

5. FIXED RATE NOTICE. Borrower's selection of a Fixed Rate shall be delivered to Lender in the form of the Fixed Rate Notice shown on Exhibit B attached to this Note. Lender shall confirm and deliver to Borrower acceptance of such Fixed Rate Notice via facsimile. Lender's failure to deliver the Fixed Rate Notice shall not release Borrower from Borrower's obligation to pay interest at the Effective Rate pursuant to the terms hereof.

6. LIMITATIONS ON RIGHT TO FIX RATE. Borrower may request and accept up to six (6) Fixed Rate quotations at any one time.

7. TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Upon Lender's demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of a Fixed Rate. Further, at Lender's option, the Fixed Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. Notwithstanding the provisions of this Section 7, no demand or adjustment shall be made unless such demand or adjustment is generally made of similar borrowers under loan documents containing similar provisions as those contained in the Loan Documents.

8. FIXED RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lender's incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount ("Fixed Rate Price Adjustment") equal to the then present value of (a) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (b) the amount of interest that would accrue on the same Fixed Rate Portion for the same period if the Fixed Rate were set on the Price Adjustment Date at the Applicable LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date.

        By initialing this provision where indicated below, Borrower confirms that Lender's agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

                      BORROWER'S INITIALS: _______________

9. PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating a Fixed Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining a Fixed Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating a Fixed Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

10. MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires. Addresses for the Fixed Rate Notice shall be the same as those for notices under the Loan Agreement executed in connection with this Note.

This Agreement is executed concurrently with and as part of this Note referred to and described first above.


                                                     "BORROWER"

                                       COMMUNICATIONS & POWER INDUSTRIES HOLDING
                                       CORPORATION, a Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Its:
                                            ------------------------------------

                                FIXED RATE NOTICE

                                                                       EXHIBIT B
                                                                   LOAN NO. 1440



TODAY'S DATE:                                LOAN MATURITY DATE: June 1, 2002
             --------------                                     --------------------

TO: WELLS FARGO BANK, N.A.                   LOAN ADMINISTRATOR: Robin L. Dixon
    DISBURSEMENT AND OPERATIONS CENTER
    FAX # (310) 615-1014  or  (310) 615-1016
    ATTENTION:  RATE OPTION DESK

                                                                  ------------------

                                             RELATIONSHIP MANAGER: Jay Rosenberg
                                                                  ------------------

================================================================================

                      BORROWER INTEREST RATE OPTION REQUEST
        Rate Quote Line (888) 293-2362 x:472 Use One Form Per Transaction

LOAN #:   1440         BORROWER NAME: COMMUNICATIONS & POWER INDUSTRIES HOLDING
                                       CORPORATION, a Delaware corporation
        --------                       -----------------------------------------

RATE SET DATE:                                     FIXED RATE COMMENCEMENT DATE:                                 (1350)
               ----------------------------------                                 -------------------------------
FIXED RATE PERIOD (TERM):                                      (i.e.  1, 2, 3 months , etc. as allowed per Note)
                          ------------------------------------

INDEX:      LIBO             RATE:        %        +      SPREAD ABOVE LIBO       =             #'s%              (1350)
       --------------------        ---------------   ----------------------------   -----------------------------
                                       Quote                   Spread                      Applicable Rate

FIXED RATE PORTION EXPIRING ON:                                                  $
                                 --------------------------------               -------------------------------------------

1. AMOUNT ROLLING OVER                       $                    FROM OBLGN#:
                                             --------------------                 -------------

2. ADD: AMT TRANSFERRED FROM VARIABLE RATE
   PORTION                                   $                    FROM OBLGN#:                  TO OBLGN# :
                                             --------------------                 -------------               -------------
                                                                                     (5522)                       (5020)
3. ADD: AMT TRANSFERRED FROM OTHER FIXED
   RATE PORTION                              $                    FROM OBLGN#:                  TO OBLGN# :
                                             --------------------                 -------------               -------------
                                                                                     (5522)                       (5020)
   ADD: AMT TRANSFERRED FROM OTHER FIXED
   RATE PORTION                              $                    FROM OBLGN#:                  TO OBLGN# :
                                             --------------------                 -------------               -------------
                                                                                     (5522)                       (5020)
4. LESS: AMT TRANSFERRED TO VARIABLE RATE
   PORTION                                   $                    FROM OBLGN#:                  TO OBLGN# :
                                             --------------------                 -------------               -------------
                                                                                     (5522)                       (5020)
   TOTAL FIXED RATE PORTION:                 $
                                             ------------------------------------------------------------------------------

ADMINISTRATION  FEE DUE:                     $500.00
                                             --------------------
CHARGE FEES TO DDA#:                         YES, charge DDA                    DDA#:
                     -------------                                                    -------------------------------------
                                             NO, to be remitted          PLEASE REMIT FEE TO: 2120 E. PARK PLACE, SUITE 100
                     -------------                                                                EL SEGUNDO, CA  90245


Borrower confirms, represents and warrants to Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (c) that no breach, failure of condition, or Default has occurred or exists, or would exist after notice or passage of time or both, under the Note or the Loan Documents.

REQUESTED BY (as allowed per documents):                              TELEPHONE #: (     )
                                         ---------------------------               ----------------------------------
PRINT NAME:                                                                 FAX #: (     )
            --------------------------------------------------------               ----------------------------------

================================================================================
           WELLS FARGO BANK ACKNOWLEDGMENT OF RECEIPT AND CONFIRMATION

FIXED RATE EXPIRATION DATE:                            (2301)

REQUEST VERIFIED BY:                                               DATE:
                     ----------------------------------------            ---------------------------------------
REQUEST APPROVED BY:                                               DATE:
                     ----------------------------------------            ---------------------------------------
CONFIRMATION FAXED TO CUSTOMER BY:                                 DATE:                     TIME:
                                   --------------------------            --------------            -------------

================================================================================

                      WELLS FARGO BANK OPERATIONS USE ONLY

TRACKING #:                     LOAN AU:  2034             LOAN SU:                  OBLIGOR #:
            -----------------            ------------               -------------               ----------------

CHARGE CODE:      100             BASIS:                EARN TYPE:      0           BAL TYPE:    000      (1350)
             -------------               -----------              -------------              ----------

SPECIAL PRODUCT TYPE CODE: (If change required)                                                           (2305)
                                                -------------------------------------------------------

TDR:   NO        YES       (Fax to loan acctg) UPDATE BILLING SCHEDULE:            NO         YES         (1370)
         ------     ------                                                           ------      ------

DATA ENTRY COMPLETED BY:                            DATE:                             BATCH ID:
                         ---------------------            ---------------------                 ----------------
DATA ENTRY AUDITED BY:                                                                    DATE:
                       --------------------------------------------------------                  ---------------